Exhibit 32.1

Certification

In connection with the annual report of Cardiogenesis Corporation (the “Company”) on Form 10-K for the year ended December 31, 2008 as filed with the SEC on the date hereof (the “Report”), I, Richard Lanigan, President of the Company, certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. § 1350 that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Richard Lanigan
Richard Lanigan,
President

March 31, 2009

Certification

In connection with the annual report of Cardiogenesis Corporation (the “Company”) on Form 10-K for the year ended December 31, 2008 as filed with the SEC on the date hereof (the “Report”), I, William R. Abbott, Chief Financial Officer of the Company, certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. § 1350 that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  William R. Abbott
William R. Abbott
Chief Financial Officer

March 31, 2009